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                                                                  EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation of our reports, relating to the consolidated financial statements of AMI Operating, Inc., and subsidiaries dated May 27, 1998 and the financial statements of Dana Alexander, Inc., dated May 22, 1998 and the financial statements of Garden of Eatin', Inc., dated May 8, 1998, included in the Form 8-K/A dated July 23, 1998 and incorporated by reference in the previously filed Registration Statement of The Hain Food Group, Inc. on Form S03/S-3 (No. 333-57343) and icnorproated by reference in the Registration Statement of the Hain Food Group, Inc. on Form S-3 filed on or about July 22, 1998.


July 20, 1998


/s/ McGladrey & Pullen, LLP
--------------------------
McGladrey & Pullen

Anaheim, California